UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 22, 2007

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9336 Civic Center Drive, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” is incorporated herein by reference.

ITEM 3.03                                       MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On March 22, 2007, the Company’s Board of Directors approved an amendment  (the “Amendment”) to the Rights Agreement, dated as of November 29, 1999, as amended on February 15, 2001, between the Company and The Bank of New York, as rights agent (the “Rights Agreement”).  Pursuant to the Rights Agreement, each outstanding share of the Company’s common stock, $2.50 par value per share, has attached to it one Right (as defined in the Rights Agreement), which represents the right to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company under certain circumstances specified in the Rights Agreement.  The Amendment accelerates the final expiration date of the Rights Agreement from November 29, 2009 to the close of business on March 22, 2007, which has the effect of causing the Rights to expire and effectively terminating the Rights Agreement effective as of 5:00 p.m. California time on March 22, 2007.  The Rights did not become exercisable and the Company did not redeem such Rights prior to the expiration thereof.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference in its entirety.

ITEM 5.03                       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Rights Plan

On March 22, 2007, in connection with the Amendment to the Company’s Rights Agreement referenced under Items 1.01 and 3.03 above, the Board of Directors adopted a new provision of the Company’s By-Laws governing future adoption and maintenance of a stockholder rights plan, rights agreement or any other form of “poison pill” (a “Stockholder Rights Plan”).  The new Section 44 of the By-Laws provides that the Company will not adopt a Stockholder Rights Plan without the approval of a majority of the shares voted on the matter at an annual or special meeting of stockholders, unless a majority of the independent directors has determined that the adoption of the Stockholder Rights Plan is in the best interests of the Company’s stockholders under the circumstances.  If pursuant to the terms of Section 44 a Stockholder Rights Plan is adopted by the Board of Directors without prior stockholder approval, such plan shall expire within twelve months after the date of adoption unless previously ratified by the affirmative vote of a majority of the shares voted on the matter at an annual or special meeting of stockholders.  Section 44 also provides that the Board of Directors may not amend Section 44 without stockholder ratification by the affirmative vote of a majority of the shares represented and entitled to vote on the matter at an annual or special meeting of stockholders.

The foregoing summary of the new By-Law provision is qualified in its entirety by the full text of new Section 44, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference in its entirety.

Majority Vote Standard

On March 22, 2007, the Company’s Board of Directors approved amendments to Section 7 of the Company’s By-Laws to change the vote standard for the election of directors in uncontested elections from a plurality standard to a majority of votes cast. Section 7 of the By-Laws, which has been deleted and replaced by the new Section 7, currently reads as follows: “Directors shall be chosen by a plurality of the votes cast at the election.”  Under new Section 7, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.  In contested elections where the Board of Directors has determined that the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

If a nominee who already serves as a director is not elected, that director shall tender his or her resignation to the Board of Directors.  The Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the Committee’s recommendation and such other factors as it deems relevant, within 90 days after the date of the certification of the election results.  The Company will publicly disclose the Board’s decision on the tendered resignation in a periodic or current filing with the Securities and Exchange Commission within five business days after the Board reaches its decision.  The director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to the resignation.  If an incumbent director’s tendered resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.  If the failure of a nominee to be elected results in a vacancy on the Board, that vacancy can be filled by action of the Board or the size of the Board may be decreased pursuant to Section 15 of the By-Laws.

The foregoing summary of the By-Law amendment is qualified in its entirety by the full text of new Section 7, which is filed herewith as Exhibit 3.2 and is incorporated herein by reference in its entirety.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit 3.1	Section 44 of Hilton Hotels Corporation’s By-Laws, as adopted as of March 22, 2007
Exhibit 3.2	Section 7 of Hilton Hotels Corporation’s By-Laws, as adopted as of March 22, 2007

Exhibit 4.1	Amendment to Rights Agreement, dated as of March 22, 2007, between Hilton Hotels Corporation and The Bank of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2007

HILTON HOTELS CORPORATION
By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel